Exhibit 10.2	LOCK-UP AGREEMENT

Collexis US, Inc
1201 Main Street, Suite 980
Columbia, SC 29201
June 30, 2008	USA

Mr. Peter van Praag, Individually	(803) 727-1113 Main
Waardenburg (The Netherlands)	(803) 727- 1118 Fax
Heuvelstraat 1 (4181 PT)
www.collexis.com
Van Praag Infromatisering B.V.
%Mr. Peter van Praag, CEO
Heuvelstraat 1
4181 PT Waardenburg, The Netherlands

Dear Mr. Van Praag:

As an inducement to Collexis Holdings, Inc. (“CHI”) and Collexis B.V. (“BV,” together with CHI, “Collexis”) to enter into that certain Separation and Settlement Agreement entered into of even date herewith with you in your individual capacity (“van Praag” or “you”) and Van Praag Infromatisering B.V. (the “Praag Company”), you, for and on behalf of yourself individually and the Praag Company, and Praag Company (a) hereby represent and warrant that you own all of the issued and outstanding shares of and have the authority to act for and on behalf of the Praag Company; Praag Company has the authority to execute, deliver and perform under this Lock Up Agreement; and all of the Collexis Securities (as defined below) are owned by the Praag Company; and (b) agree, that from the date hereof until close of business on the 30th day of June 2009 (such period being the “Restricted Period”), neither you nor the Praag Company, will sell, offer, pledge, contract to sell, grant any option for the sale of, hypothecate, transfer or otherwise dispose of any of the Collexis Shares (as defined below)(whether in whole or in part) beneficially owned by or issuable to the Praag Company, including, without limitation, the Option Shares (as may be issued pursuant to the terms of and as such phrase is defined under that certain certain agreement entitled “Collexis Option Agreement Model,” dated as of the 4th day of April 2007, which agreement has been assumed by CHI (the “Stock Option Agreement”)) or any securities of CHI issued in exchange therefor (collectively, the “Collexis Securities”). Notwithstanding the foregoing and any provision of the Stock Option Agreement to the contrary, Praag Company may sell in any one calendar month following the date hereof not more than 75,000 Option Shares purchased pursuant to any exercise of the Option (as such term is defined in the Stock Option Agreement); provided, however, that any such purchase and sale shall otherwise be in compliance with the Stock Option Agreement.

CHI hereby agrees to notify its transfer agent of the provisions of this Lock-Up Agreement. Each of the undersigned unconditionally acknowledges and agrees that CHI will be permitted to require that its transfer agent place a stop transfer instruction on all of the Collexis Securities beneficially owned by the undersigned and that a restrictive legend be placed upon the certificate or certificates representing such Collexis Securities, in each case reflecting this Lock-Up Agreement.

This Lock-Up Agreement and the rights of the parties hereunder shall be exclusively governed by and construed in accordance with the laws of the State of South Carolina. Each Party hereto agrees that it will not bring any suit, action, or other proceeding to enforce the provisions of this Agreement in any court other than the state court situated in Richland County, South Carolina, USA, or if such court does not have jurisdiction with respect to such proceeding, the federal court sitting in or nearest to Columbia, South Carolina, USA. Each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any such state or federal court over any such proceeding and agrees that it will not attempt to deny or defeat personal jurisdiction by motion or other request for leave from any such court. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, proceeding has been brought in an inconvenient forum.

This Lock-Up Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Lock-Up Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Agreed as of July 31st, 2008	Very truly yours,

Collexis Holdings, Inc.

	By:	/s/ William D. Kirkland
William D. Kirkland
President & CEO

THE COLLEXIS SHARES:

Number of shares of Common Stock owned: 4,795,820
Certificate Number: 130
Shares Registered in the Name of: Van Praag Infromatisering B.V.

ACKNOWLEDGED AND AGREED:

Van Praag

/s/ Peter van Praag
Mr. Peter van Praag, Individually

Van Praag Infromatisering B.V.

By:	/s/ Peter van Praag
Mr. Peter van Praag
Sole Authorized Officer